SET ON PN 833.01

EXHIBIT 3.14

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0224382005-3
Document Number:
20050133337-97

Date Filed:
4/19/2005 8:00:32 AM
In the office of

Dean Heller
Secretary of State

Articles of Organization
Limited-Liability Company
(PURSUANT TO NRS 86)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company:	Columbia Properties Tahoe, LLC
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	The Corporation Trust Company of Nevada Name 6100 Neil Road, Suite 500 — Reno (City), NEVADA, 89511 (Zip Code) Physical Street Address Additional Mailing Address — City — State — Zip Code
3. Dissolution Date: (OPTIONAL—see instructions)	Latest date upon which the company is to dissolve (if existence is not perpetual): Perpetual
4. Management: (check one)	Company shall be managed by ______ Manager(s) OR x Members
5. Names Addresses, of Manager(s) or Members: (attach additional pages as necessary)	Wimar Tahoe Corporation Name 207 Grandview Drive — Ft. Mitchell (City) — KY (State) — 41017 (Zip Code) Address Name Address — City — State — Zip Code Name Address — City — State — Zip Code
6. Names, Addresses and Signatures of Organizers: (if more than one organizer, please attach additional page)	Tedd H. Friedman Name — Signature 255 E. Fifth Street, Ste. 2400 — Cincinnati (City) — OH (State) — 45202 (Zip Code) Address
7. Certificate of Acceptance of Appointment of Resident Agent:	The Corporation Trust Company of Nevada I hereby accept appointment as Resident Agent for the above named limited-liability company. By [signature] — 4-18-05 Authorized Signature of R.A. or On Behalf of R.A. Company — Date Gerard Record Asst. Secretary

This form must be accompanied by appropriate fees. See attached fee schedule.